                                                                    Exhibit 99.1

LGL GROUP APPOINTS THREE DIRECTORS TO BOARD COMMITTEES, CITING ONGOING
EFFORTS TO INCREASE SHAREHOLDER VALUE

Wednesday August 22, 7:00 pm ET

GREENWICH, Conn., Aug. 22, 2007 (PRIME NEWSWIRE) -- The LGL Group, Inc.
(AMEX:LGL - NEWS), announced today that it has appointed its three new directors appointed in June to board committees. In June, LGL had increased its independent board of directors from six to nine members in a continued effort to build long-term shareholder value.

New board member Timothy Foufas, 38, a Chicago-based private equity and buyout investor, was appointed to the newly formed Executive Committee together with
LGL Chairman Marc Gabelli, and board members Peter Dapuzzo, and Avrum Gray. Mr.
Foufas was also appointed to the Nominating Committee. Kuni Nakamura, 38, CEO of
Advanced Polymer, an industrial chemical company with strong ties to Japanese markets was appointed to the Compensation Committee, and Javier Romero, 34,
director of mergers and acquisitions at the Madrid, Spain, headquarters of
Arthur D. Little, Inc. was appointed to the Audit Committee.

LGL Group manufactures a broad range of custom-designed electronic components, and is controlled by Marc Gabelli through the Venator Merchant Fund. "These appointments deepen and broaden our board's committees' talent pool, and give us access to different areas of expertise. We feel this enrichment of talent strengthens our ability to build shareholder value," Mr. Gabelli said.

Lynch Systems Sale Part of  "Value- Building"

As part of the "value-building" effort, on August 3, 2007 the Company finalized the sale of certain assets of its subsidiary Lynch Systems that produced advanced manufacturing systems for the tableware and commercial glass industries.

"The board continues the process of restructuring the business from a position of strength started three years ago with the selection of new management, the acquisition of Piezo Technologies in 2004, and an improvement in the Company's balance sheet, according to LGL President Jeremiah Healy."

"We will continue to build value through organic developments, partnerships and joint ventures, and our investment skill sets. We are operating in competitive markets which are fragmented and global, and will carefully explore advances which are economically attractive to shareholder value creation," Mr. Healy said.

Engineered Products Portfolio

LGL Group's principal operating subsidiary, MtronPTI, manufactures and markets custom-designed electronic components used to control the frequency of signals in electronic circuits. The products are used in infrastructure equipment for the telecommunications and network equipment industries. They are also used in electronic systems for military applications, avionics, medical devices and global positioning systems.

"The frequency control industry is another example of a highly fragmented industry which has opportunities for margin improvements. There are many smaller participants that have unique value-added technologies. We feel that our structure as a public company will give us significant leverage in consolidating this market on a global level given our presence in the U.S., Delhi and Hong
Kong," according to Marc Gabelli.

"And consistent with the company's history, we are certainly not ruling out acquisitions and partnerships in this and other industry sectors," Mr. Gabelli said.

The Venator Merchant Fund

Venator is an investment management vehicle with Marc Gabelli as its managing partner. Venator invested in LGL Group as part of its required financing to acquire Piezo Technologies in September 2003. The fund has also provided LGL with assistance in retaining new management to help organize the company more effectively for the public markets, provided a bridge loan facility for the company's working capital needs, and supported a rights offering to shareholders in December 2006.

CONTACT:
          The LGL Group, Inc.
          Jeremiah Healy
          203-622-1150

          VJE Consultants
          Victor Emmanuel
          914-305-5198
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      Source: LGL Group